                                                                   EXHIBIT 10.31

                  SEVERANCE AGREEMENT DUE TO CHANGE IN CONTROL
                              OF CORTLAND BANCORP.

     This AGREEMENT is made and entered into this 26th day of December, 2000, by and among Cortland Bancorp. (the "Corporation"), a corporation organized under the laws of the State of Ohio, with its main office in Cortland, Ohio, The Cortland Savings and Banking Company (the "Bank"), an Ohio-chartered, FDIC-insured member bank with its main offices in Cortland, Ohio and Lawrence A. Fantauzzi (the "Employee"). Any reference to the "Board of Directors" herein shall mean the Board of Directors of the Corporation.

     WHEREAS, the Employee has heretofore served in the position of Senior Vice President, Controller, Secretary-Treasurer and Chief Financial Officer of the Corporation and the Bank:

     NOW THEREFORE, in consideration of the performance of the responsibilities of the Employee and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

     1.   No Employment Contract

          The parties hereto acknowledge and agree that this Agreement is not a management or employment agreement and that none of the terms and conditions contained herein shall be effective until such time as there is a Change in Control as hereinafter defined in this Agreement. Prior to a Change in Control, the Employee agrees and acknowledges that he is an employee-at-will of the Bank.

     2.   Term of Agreement

          The term of this Agreement shall be a period of three years commencing on January 1, 2001 (the "anniversary"). On each anniversary of this Agreement, the term shall be extended for a period of one year in addition to the then-remaining term, provided that the Corporation has not given notice to the Employee in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended ifirther. Unless sooner terminated as set forth herein, this contract shall terminate when the Employee reaches age sixty-five (65).

     3.   Termination for Cause

          (a) The Employee shall have no right to receive severance or other benefits under this Agreement for any period after the date of termination for Cause. For purposes of this Agreement, termination by the Corporation or the Bank for "Cause" shall mean only the following events:

               (i)  personal dishonesty;

               (ii) incompetence;

               (iii) material breach of any provision of this Agreement;

               (iv) breach of a fiduciary duty involving personal gain or profit;

               (v)  intentional failure to perform stated duties;

               (vi) a willful and material breach of the policies and procedures for the operation of the Bank provided to the Employee by formal action of the Board of Directors;

               (vii) willful violation of any law, rule, regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or

               (viii) willful misconduct.

          (b) (i) For purposes of Paragraph 3(a)(ii), "incompetence" shall mean the Employee's performance of his duties as measured against the then prevailing standards in the Ohio banking industry.

               (ii) For purposes of Paragraph 3(a)(vii) and 3(a)(viii), no act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank.

               (iii) For purposes of Paragraph 3(a)(vii), a cease-and- desist order shall not become final until consent by the Corporation or the Bank, as the case may be, to such order, or the exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.

     4.   Voluntary Termination of Agreement

          This Agreement may be terminated by the Employee at any time upon ninety (90) days' written notice to either the Bank or the Corporation or upon such shorter period as may be agreed upon between the Employee and the Board of Directors.

     5.   Change in Control

          (a) If, during the term of this Agreement, there is a Change in Control of the Corporation, the Employee shall be entitled to a termination or severance payment. The amount of this severance payment shall be the benefits specified in Paragraph 6 of this Agreement.

          (b) For purposes of this Agreement, a "Change in Control of the Corporation" shall mean any one or more of the following:

               (i) The acquisition by a person or persons acting in concert of the power to vote twenty-five percent (25%) or more of a class of the Corporation's voting securities;

               (ii) the acquisition by a person of the power to direct the
                    Corporation's management or policies, if the Board of Directors has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Corporation for the purposes of the Bank Holding Company Act or the Change in Bank Control Act and the regulations thereunder;

               (iii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office;

               (iv) the Corporation shall have merged into or consolidated with another corporation, or merged another corporation into the Corporation, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by persons who were shareholders of the Corporation immediately before such merger or consolidation;

               (v) the Corporation shall have sold substantially all of its assets to another person.

               The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

               Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Corporation voting securities as a result of the acquisition of Corporation voting securities by the Corporation which reduces the number of Corporation's voting securities outstanding; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation voting securities that increases the percentage of outstanding Corporation voting securities beneficially owned by such person, a Change in Control of the Corporation shall then occur.

     6.   Termination Benefits

          (a) Upon the occurrence of a Change in Control, the Corporation shall pay Employee, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a lump-sum cash payment equal to one (1) year of Compensation (as defined in the next sentence). As used herein, "Compensation" shall mean the sum of Employee's then current annual base salary paid during the year the Change in Control of the Corporation occurs plus any bonuses earned for the last whole calendar year preceding the year in which the Change in Control of the Corporation occurs (regardless of whether the bonus earned for that year's service is paid that year). Bonuses refers to compensation of the type that would be required to be reported by Securities and Exchange Commission Rule 228.402(b) (17 C.F.R. Section 228.402(b), specifically column (d) of that rule's Summary Compensation Table (or any successor provision) and identified by the Corporation in its 2000 Schedule 14A as the Profit Sharing Program.

          (b) In the event that the Employee becomes entitled to the benefits or payments set forth under this Paragraph 6 or other benefits, including, without limitation, by reason of the accelerated vesting of stock options under a certain stock option agreement(s) entered into between the Employee and the Corporation (the "Stock Option Agreement"), the acceleration of benefits under a certain Salary Continuation Agreement entered into between the Employee and the Bank (the "SERP") or under a certain Split Dollar Policy Endorsement between the Bank and the Employee pursuant to The Cortland Savings and Banking Company Group Term Carve Out Plan or otherwise (together, the "Total Benefits"), and in the event that any of the Total Benefits will be subject to the Excise Tax as set forth in Section 2800 of the Internal Revenue Code (herein the "Excise Tax"), the Corporation shall pay to the Employee the following additional amounts which consist of (i) a payment equal to the Excise Tax payable by the Employee pursuant to Section 4999 on the Total Benefits (the "Excise Tax Payment") and
(ii) the "Gross-Up Payment" (collectively, the "Adjusted Gross-Up Payment Amount"). The Adjusted Gross-Up Payment Amount shall be calculated by first determining the full gross up amount needed to provide the Excise Tax Payment net of all income, payroll and excise taxes. The difference between the full gross up amount (which includes the Excise Tax Payment) and the Excise Tax Payment shall then be multiplied by eighty percent (80%) to determine the Gross-Up Payment. Exhibit A is an illustration of how the Gross-Up Payment and the Adjusted Gross-Up Payment Amount due the Employee are calculated. Payment of the Adjusted Gross-Up Payment Amount shall be made in addition to the amount set forth in Paragraph 6(a) hereof.

          For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Employee in connection with a Change in Control or the Employee's termination of employment (whether pursuant to the terms of this Agreement or any other agreement, the Stock Option Agreement, the SERP, or other plan or arrangement with the Bank or the Corporation, any Person whose actions result in a Change in Control or any Person affiliated with the Corporation or such Person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code, and all "excess parachute payments" within the meaning of Section 280G(b)(l) shall be treated as subject to the Excise Tax, unless in the opinion of the certified public accounting firm that is retained by the Corporation as of the date immediately prior to the Change in Control (the "Accounting Firm"), such other payments or benefits (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Internal Revenue Code in excess (as defined in Section 2800(b)(3) of the Internal Revenue Code), or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Benefits which shall be treated as subject to the Excise Tax shall be equal to the lesser of(A) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(l) (after applying clause (i), above), and (Hi) the value of any non cash benefits or any deferred payment or benefit shall be determined by the Corporation's Accounting Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Internal Revenue Code. For purposes of determining the Adjusted Gross-Up Payment Amount, the Employee shall be-deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar years in which the Adjusted Gross-Up Payment Amount is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee's residence on the date of termination of employment, net of the reduction in federal income taxes which could be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under Section 68 of the Internal Revenue Code in the amount of itemized deductions allowable to the Employee applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Employee, and applicable federal FICA and Medicare withholding taxes.)

          In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Employee's employment, the Employee shall repay to the Corporation, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Adjusted Gross-Up Payment Amount attributable to such reduction (plus that portion of the Adjusted Gross-Up Payment Amount attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the Adjusted Gross-Up Payment Amount being repaid by the Employee to the extent that such repayment results in a reduction in Excise Tax, FICA and Medicare withholding taxes and/or a federal, state or local income tax deduction). In the event that the Excise Tax is subsequently determined to be more than the amount taken in account hereunder at the time of the termination of the Employee's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Adjusted Gross-Up Payment Amount), the Corporation shall make an additional Adjusted Gross-Up Payment Amount to the Employee in respect of such excess (plus any interest, penalties or additions payable by the Employee with respect to such excess) at the time that the amount of such excess is finally determined.

          (c) Subject to the provisions of Paragraph 6(b), all determinations required to be made under this Paragraph 6(c), including whether and when an Adjusted Gross-Up Payment Amount is required, the Adjusted Gross-Up Payment Amount and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm which shall provide detailed supporting calculations both to the Corporation and the Employee within fifteen (15) business days of the receipt of notice from the Corporation or the Employee that there has been an Adjusted Gross-Up Payment Amount, or such earlier time as is requested by the Corporation (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Employee may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation and the Corporation shall enter into any agreement requested by the Accounting Firm in connection with the performance of its services hereunder. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion to such effect, and to the effect that failure to report Excise Tax, if any, on the Employee's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Corporation and the Employee. As a result of the uncertainty in determining whether any of the Total Benefits will be subject to the Excise Tax at the time of the Determination, it is possible that an Adjusted Gross-Up Payment Amount which will not have been made by the Corporation should have been made ("Underpayment") or an Adjusted Gross-Up Payment Amount is made by the Corporation which should not have been made ("Overpayment"), consistent with the calculations for the Adjusted Gross-Up Payment Amount required to be made hereunder. In the event that the Employee thereafter is required to make payment of any additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section l274(d)(2)(B) of the Internal Revenue
Code) shall be promptly paid by the Corporation to or for the benefit of the Employee. In the event the Adjusted Gross-Up Payment Amount exceeds the amount necessary to reimburse the Employee for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(d)(2)(B) of the Internal Revenue Code) shall be promptly paid by the Employee to or for the benefit of the Corporation. The Employee shall cooperate, to the extent his expenses are reimbursed by the Corporation, with any reasonable requests by the Corporation in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

          (d) Upon the Employee's termination of employment arising within one
(1) year after the occurrence of a Change in Control of the Corporation, the Corporation will continue to provide, for three years after Employee's termination of employment, the Employee (and the Employee's dependents if applicable) with the same level of club memberships and medical, dental, accident, disability and life insurance benefits upon substantially the same terms and conditions (including cost of coverage to the Employee) as existed prior to Employee's severance; provided that, if the Employee cannot continue to participate in the Corporation's plans providing such benefits, the Corporation shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted. Notwithstanding the foregoing, in the event the Employee becomes reemployed with another employer, and becomes eligible to receive welfare benefits from such employer, the welfare benefits described herein shall be secondary to such benefits during the period of the Employee's eligibility, but only to the extent that the Corporation reimburses the Employee for any increased cost and provides any additional benefits necessary to give the Employee the benefits hereunder.

     7.   Payment of Legal Fees

          (a) The Corporation is aware that upon the occurrence of a Change in Control, then current management of the Corporation may cause or attempt to cause the Corporation to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Corporation to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny Employee the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Corporation that Employee not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to Employee hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if following a Change in Control of the Corporation it should appear to Employee that (i) the Corporation has failed to comply with any of its obligations under this Agreement, or (ii) the Corporation or the Bank, as the case may be, has failed to comply with any other plan or arrangement maintained by the Corporation or the Bank under which the Employee is or may be entitled to receive benefits or (iii) in the event that the Corporation or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from, Employee the benefits intended to be provided to Employee hereunder, the Corporation irrevocably authorizes Employee from time to time to retain counsel of his choice at the expense of the Corporation as provided in this Paragraph 7, to represent Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Corporation or any director, officer, stockholder or other person affiliated with the Corporation, in any jurisdiction. The fees and expenses of counsel selected from time to time by Employee as hereinabove provided shall be paid or reimbursed to Employee by the Corporation on a regular, periodic basis upon presentation by Employee of a statement or statements prepared by such counsel in accordance with such counsel's customary practices, up to a maximum aggregate amount of $500,000.

          (b) Upon the occurrence of a Change in Control, the $500,000 cap on legal fee reimbursement will be subject to a cost of living adjustment equal to the value of the expression A x B, in which expression:

          A = $500,000; and

          B= Cost of living adjustment or inflation factor. This is computed by dividing the Consumer Price Index for All Urban Consumers ("CPI-U") prepared by the U.S. Bureau of Labor Statistics, or any successor thereto, for the CPI-U for January of the year during which the Change in Control occurs by the CPI-U for January 2000.

The cost of living adjustment provided in this Paragraph 7(b) shall be considered to be part of Employee's payment of legal fees for purposes of this Agreement.

          (c) Illustration. To explain the cost of living adjustment calculation for

Payment of Legal Fees, we will use the following example.

          First, we determine the appropriate CPI-Us. The Agreement calls for the use of the CPI-Us for January 2000 and the January of the year during which the Change in Control occurs. Assume a Change in Control occurs in April 2009. For illustrative purposes only, the CPI-U for January 2000 is 156.7, and the CPI-U for January 2009 is 213.3.

          Second, we calculate the cost of living adjustment or inflation factor. To do this, we divide the CPI-U for January 2009 (213.3) by the CPI-U for January 2000 (156.7). Our result is 1.361 (i.e., a 36.1 percent increase).

          Finally, we calculate the raw cost of living adjustment. To do this, we multiply the base Payment of Legal Fees amount by the inflation factor. In our example, $500,000 multiplied by the inflation factor of 1.361 equals $680,500.

     8.   Provision for Out Placement and Financial Planning Services

          (a) In the event of Employee's termination of employment following a Change in Control of the Corporation, Employee shall be entitled to one year of out placement services following termination of employment. Such services shall include employment counseling, resume services, executive placement services and similar services generally provided to executives by professional executive out placement service providers. All costs of such out placement services shall be paid for by the Corporation.

          (b) In the event of Employee's termination of Employment following a Change in Control of the Corporation, Employee shall be entitled to three years of financial planning services following termination of Employment. All costs of such financial planning services shall be paid for by the Corporation. Financial planning services paid for by the Corporation shall assist the Employee in tax preparation and financial planning with respect to the Employee's receipt of Total Benefits and their impact on the Employee's economic standing.

     9.   Successor Organization

          The obligations of the Corporation and the Bank as set forth herein shall continue to be the obligation of any successor organization, any organization which purchases substantially all of the liabilities of the Corporation or the Bank, as well as any organization which assumes substantially all of the liabilities of the Corporation or the Bank whether by merger, consolidation, or other form of business combination. This Agreement is personal to the Employee and the Employee may not delegate his duties hereunder.

     10.  Notices

          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

     A. If to the Corporation, to:
           Board of Directors
           Cortland Bancorp.
           194 West Main Street
           Cortland, Ohio 44410

     B. If to the Employee, to:
           ________________________

           ________________________

           ________________________

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

     11.  No Mitigation Required

          There shall be no requirement that Employee mitigate any damages or reduce the amount of any payment provided for in this Paragraph 6 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Paragraph 6 be reduced by any compensation earned by Employee as the result of employment by any other employer after the date of termination or otherwise.

     12.  Amendments

          No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     13.  Paragraph Headings

          The paragraph headings used in this Agreement are included solely for convenience and shall not effect, or be used in connection with, the interpretation of this Agreement.

     14.  Severability

          The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof

     15.  Governing Law

          This Agreement shall, except to the extent that federal law shall be deemed to apply, be governed by and construed and enforced in accordance with the laws of Ohio.

     16.  Arbitration

          Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the say and year first hereinabove written.

WITNESSES:                              CORTLAND BANCORP.


                                        By:
-------------------------------------       ------------------------------------
                                        Its:
-------------------------------------        -----------------------------------


WITNESSES:                              THE CORTLAND SAVINGS & BANKING
                                        COMPANY


                                        By:
-------------------------------------       ------------------------------------
                                        Its: Chairman of the Board of
-------------------------------------        Directors/CEO


WITNESSES:

-------------------------------------
                                                                    ("Employee")
-------------------------------------   ---------------------------